Exhibit 1.02

Exhibit 1.02 to Form SD

Sanmina Corporation

Conflict Minerals Report

For The Year Ended December 31, 2013

I.                                        Background of this Report

This report (the “Conflict Minerals Report”) for the year ended December 31, 2013 is made pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), in accordance with instructions mandated by the Securities and Exchange Commission (the “SEC”). The SEC adopted the Rule in 2012 to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain due diligence and reporting obligations on SEC registrants whose manufactured products contain certain minerals which are necessary to the functionality or production of their products (“Registrants”). The minerals covered by the Rule are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively referred to herein as “Conflict Minerals”). The Rule identifies certain countries from which Conflict Minerals are sourced as “Covered Countries.”  Covered Countries consist of the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC.  The requirements of the Rule apply to Registrants regardless of the geographic origin of the Conflict Minerals and whether or not they fund armed conflict in a Covered Country.

The Rule requires Registrants to conduct in good faith a “reasonable country of origin inquiry,” or “RCOI,” with respect to Conflict Minerals. The purpose of the RCOI is to determine whether any of the Registrant’s Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.

If, based on its RCOI, a Registrant knows that any of its Conflict Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its Conflict Minerals may have originated in a Covered Country and has reason to believe that its Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral.  The Rule describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals, including obtaining an audit report of its Conflict Minerals Report prepared by an independent private sector auditor unless an exception to the independent private sector audit applies.

This report has been prepared by Sanmina Corporation (“Sanmina,” the “Company,” “we,” “us,” or “our”). Information included in this report covers Sanmina and all of its consolidated  subsidiaries.

II.                                   Company Background and Supply Chain

Sanmina Corporation is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: communications networks, computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical, clean technology (CleanTech) and automotive.

Sanmina has adopted a Conflict Minerals Policy, which is available on our website at http://www.sanmina.com/company-profile/conflict-minerals-policy/index.php.

III.                              Determination of the Existence of Conflict Minerals in the Products Manufactured

Our supply chain is complex, with the components and materials used in our customers’ products being sourced through multiple tiers of suppliers. We utilize a commodity coding system to classify the material we purchase.  We used our commodity codes as a way to identify types of products which may contain Conflict Minerals.

Based on our knowledge of our suppliers, we surveyed and performed the RCOI on a subset of our supplier group. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries or whether such Conflict Minerals came from recycled or scrap sources. We used the Conflict Minerals Reporting Template (the “Template”) developed by the Electronic Industry Citizenship Coalition (the “EICC”)(1) and vetted smelter names we were made aware of through completed Templates returned by our suppliers.

Approximately half of the suppliers we surveyed returned completed Templates to us. We reviewed each completed Template and followed up with suppliers who

(1)  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s Conflict Minerals policy, engagement with its direct suppliers, a listing of the supplier uses and the origin of Conflict Minerals included in their products.

provided incomplete or inconsistent responses. Our RCOI process included an escalation procedure pursuant to which we contacted suppliers who did not return the Template to us within the requested time period.

A small number of suppliers who returned Templates to us indicated that they did or potentially did source Conflict Minerals from the Covered Countries. Most of our suppliers, however, completed the Template at the company level, meaning that they completed the Template based on components and materials used in all of the products sold by them, not just the products purchased by Sanmina. As a result, Sanmina was not able to determine with reasonable certainty whether any of the products purchased by Sanmina from such suppliers actually contain Conflict Materials sourced from the Covered Countries.

Based on responses to the Template, and follow-up inquiries of our suppliers, and the fact that we have no reason to believe that all of our Conflict Minerals came from recycled or scrap sources or were located outside the supply chain prior to January 31, 2013, we have reason to believe that Conflict Minerals contained in our products may have originated in the Covered Countries and did not come from recycled or scrap sources. As a result, and as required by the Rule, we undertook due diligence on the surveyed supplier group with respect to the source and chain of custody of the Conflicts Minerals we obtained from these suppliers, in good faith and in conformity with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidelines for Responsible Supply Chains of Minerals from High Risk Areas (the “OECD Guidance”) in all material respects. We believe the OECD Guidance constitutes an internationally recognized framework for Conflict Minerals due diligence, as required by the Rule.

IV.                               Performance of Due Diligence on the Source and Chain of Custody

As mentioned above, our due diligence process consisted of the distribution of the Template to relevant suppliers, review of the Templates returned to us and follow-up with the suppliers who failed to return the Template or who provided incomplete or inconsistent information in the Template.  This process resulted in the disclosure to us by many of our suppliers of the names of the smelters or parties they believed to be smelters of Conflict Minerals utilized by such suppliers. However, not all suppliers surveyed provided responses and many of those that did provide responses did not provide smelter names or did not limit their responses to the components purchased by us. Nonetheless, we conducted further due diligence on the smelter names we were provided in order to attempt to determine whether the sourcing of Conflict Minerals from these smelters or suspected smelters benefitted armed groups in the Covered Countries. This diligence consisted of (1) determining whether such smelter names were included on the EICC/GeSI Conflict Free Smelter List (the “Conflict Free Smelter List”)(2) and (2) providing these names to an independent due diligence firm

(2)  The Conflict Free Smelter List is generally understood to contain the names of smelters from whom procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we do not express an opinion as to whether or not the sourcing of Conflict Minerals from these smelters actually benefits armed groups in the Covered Countries.

we retained to provide us with further information about the smelters identified to us through our due diligence process.  Our due diligence firm performed procedures intended to assess the risk that purchases made from such smelters benefitted armed groups in the Covered Countries.

V. Additional Information Required by Form SD

The following information is provided in accordance with the instructions to Form SD.

A.            Steps to be Taken to Mitigate Risk that Necessary Conflict Minerals Benefit Armed Groups

We intend to take the following steps to improve the due diligence we conduct to mitigate the risk that Conflict Minerals contained in the products we manufacture for our customers benefit armed groups in the Covered Countries:

1. We will advance contract language in agreements between Sanmina and our suppliers that would require suppliers to provide us with accurate information about the source of Conflict Minerals contained in their products.

2. We will seek to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses.

3. We will bring to the attention of our customers the discovery of information that leads us to conclude that the sourcing of components or materials for our engagement with them benefits armed groups in the Covered Countries and, should the customer so determine, cooperate with the customer to change the supplier.

4.         As a member of the EICC, we will monitor the work of the EICC’s e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative to obtain better visibility into the sourcing and practices of smelters, to support the refinement and expansion of the Conflict Free Smelter List and to improve our Conflict Minerals due diligence process generally.

5.                We will continue to refine our due diligence process in accordance the OECD Guidance and supplements.

B.            Facilities Used to Process Necessary Conflict Minerals, If Known, For Sanmina Products

Below is a list of facilities that we believe, based upon our due diligence, were used to process the Conflict Minerals contained in our products.

Metal	Smelter or Refiner Facility Name
Gold	Dowa*
Gold	Kojima Chemicals Co. Ltd*
Gold	Materion*
Gold	Mitsui Mining and Smelting Co., Ltd.*
Gold	OMSA*
Gold	United Precious Metal Refining, Inc.*
Gold	AngloGold Ashanti Mineração Ltda*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Chimet SpA*
Gold	Heraeus Ltd Hong Kong*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Johnson Matthey Inc*
Gold	Johnson Matthey Limited*
Gold	JX Nippon Mining & Metals Co., Ltd*
Gold	LS-Nikko Copper Inc*
Gold	Matsuda Sangyo Co. Ltd*
Gold	Mitsubishi Materials Corporation*
Gold	Nihon Material Co. LTD*
Gold	Ohio Precious Metals LLC.*
Gold	PAMP SA*
Gold	Rand Refinery (Pty) Ltd*
Gold	Royal Canadian Mint*
Gold	SEMPSA Joyeria Plateria SA*
Gold	Solar Applied Materials Technology Corp.*
Gold	Sumitomo Metal Mining Co. Ltd.*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	Tokuriki Honten Co. Ltd*
Gold	Umicore SA Business Unit Precious Metals Refining*
Gold	Valcambi SA*
Gold	Western Australian Mint trading as The Perth Mint*
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*
Gold	Metalor Technologies (Hong Kong) Ltd*
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	Cendres & Métaux SA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed
Gold	Kazzinc Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Met-Mex Peñoles, S.A.
Gold	Moscow Special Alloys Processing Plant
Gold	Navoi Mining and Metallurgical Combinat
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Schone Edelmetaal
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Umicore Brasil Ltda
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Gold	Aida Chemical Industries Co. Ltd.
Gold	Asaka Riken Co Ltd
Gold	Caridad
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	FSE Novosibirsk Refinery
Gold	Heimerle + Meule GmbH
Gold	Hwasung CJ Co. Ltd

Gold	Korea Metal Co. Ltd
Gold	Pan Pacific Copper Co. LTD
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Suzhou Xingrui Noble
Gold	Torecom
Gold	Xstrata Canada Corporation
Gold	Yokohama Metal Co Ltd
Gold	China Daye Non-Ferrous Metals Mining Limited
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Guangdong Jinding Gold Ltd.
Gold	Guangdong Mingfa Precious Metals Co., Ltd.
Gold	Precious Metal Sales
Gold	The Hutti Gold Mines Company Limited
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.
Gold	Zhejiang Guangyuan precious metals smelter
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	Duoluoshan*
Tantalum	Exotech Inc.*
Tantalum	F&X*
Tantalum	Global Advanced Metals*
Tantalum	H.C. Starck GmbH*
Tantalum	Hi-Temp*
Tantalum	JiuJiang Tambre Co. Ltd.*
Tantalum	Kemet Blue Powder*
Tantalum	Mitsui Mining & Smelting*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	Plansee*
Tantalum	RFH*
Tantalum	Solikamsk Metal Works*
Tantalum	Taki Chemicals*
Tantalum	Tantalite Resources*
Tantalum	Telex*
Tantalum	Ulba*
Tantalum	Zhuzhou Cemented Carbide Group Co Ltd*
Tantalum	China Minmetals Nonferrous Metals Co Ltd
Tantalum	Gannon & Scott
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	Metal Do Co., Ltd.
Tin	Cookson*
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.*

Tin	Malaysia Smelting Corporation (MSC)*
Tin	Mineração Taboca S.A.*
Tin	Minsur*
Tin	PT Bukit Timah*
Tin	Thaisarco*
Tin	White Solder Metalurgia*
Tin	Yunnan Tin Company Limited*
Tin	Chongyi Zhangyuan Tungsten Co Ltd
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa
Tin	CV Duta Putra Bangka
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Linwu Xianggui Smelter Co
Tin	Liuzhou China Tin
Tin	Metallo Chimique
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia

Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Yunnan Chengfeng
Tin	Nathan Trotter & Co., Inc.
Tin	5N Plus inc.
Tin	Companhia Siderúrgica Nacional
Tin	CSC Pure Technologies
Tin	DAECHANG Co., Ltd.
Tin	Jiangxi Nanshan
Tin	Metallic Resources, Inc.
Tin	ZHUZHOU SMELTER CO. LTD
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp
Tungsten	HC Starck GmbH
Tungsten	Kennametal Inc.
Tungsten	Tejing (Vietnam) Tungsten Co Ltd
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten Co Ltd
Tungsten	A.L.M.T. Corp.
Tungsten	ATI Tungsten Materials
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd
Tungsten	Hunan Chenzhou Mining Group Co
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Japan New Metals Co Ltd
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Zhuzhou Cement Carbide
Tungsten	Altantic Metals & Alloys, LLC
Tungsten	China Minmetals Nonferrous Metals Co Ltd

Tungsten	Midwest Tungsten Service
Tungsten	Xiamen Tungsten Co Ltd

Countries of Origin of the Conflict Minerals processed by these facilities are believed to include

Brazil, Burundi, China, Democratic Republic of the Congo, Malaysia, Nigeria, Rwanda, Peru, Chile, Zambia, Canada, Australia, Argentina, Japan, United States, Germany, Russia, Kazakhstan, Tajikistan and Kyrgyzstan

* Smelter name included on the Conflict Free Smelter List.

C.            Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

See subsection B above for a list of countries from which we believe the Conflict Minerals contained in our products were sourced.

D.            Efforts to Determine Mine or Location of Origin

Other than the information provided in subsection B above concerning the country of origin of the Conflict Minerals contained in our products, we were not able to determine the mine or location of origin of the Conflict Minerals used in our products and believed to be sourced from the Covered Countries. We believe that our continued participation in the EICC, and continuing to seek information from suppliers through our due diligence procedures, represents the most reasonable and appropriate measures we can currently take to determine the mines or locations of origin of the Conflict Minerals in our supply chain.